March 24, 1997



Mr. Dionisio Lee-Yang, President
CL Thomson-Vision Expedition, Inc.
5757 W. Century Blvd., Suite 515
Los Angeles, CA     90045

Dear Mr. Lee-Yang:

         The purpose of this letter is to confirm certain tentative agreements resulting from the various discussions that we have held with you with respect to the proposed merger of C. L. Thomson- Vision Expedition, Inc. ("CLTVEI") into a wholly-owned subsidiary ("TCC Sub") of Tsunami Capital Corporation ("TCC") to be formed. At the Closing, the TCC Sub will be the surviving entity and the shareholders of CLTVEI will have their shares exchanged for such number of shares of TCC common stock as will aggregate not less than 61.4% of the shares of TCC common stock outstanding upon the Closing (excluding any shares then issued and outstanding pursuant to the exercise of outstanding options). The objective of our discussions has been the formation and execution of and performance under, as soon as feasible, a definitive merger agreement ("Merger Agreement") between the TCC Sub and CLTVEI. Among other things, the Merger Agreement would provide for the various matters set forth below.

                                     Parties
                                     -------

         The parties to the Merger Agreement shall be the TCC Sub and CLTVEI.

                          Structure of The Transaction
                          ----------------------------

         At the Closing, all of the outstanding shares of the common stock of CLTVEI ("CLTVEI Stock"), which shall, upon the Closing, be the only class of the capital stock of CLTVEI then outstanding, be exchanged for an aggregate 14,067,000 shares of the common stock, without par value, of TCC (which shall result in 61.4% ownership by the shareholders of CLTVEI, 33.4% ownership by the existing TCC shareholders and 5.2% ownership by Paradise Valley Securities, Inc.). The transaction would be structured so as to qualify as a tax-free reorganization under the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

                                Merger Agreement
                                ----------------

         Upon the execution of this letter by you and the return of a signed copy to us, respective counsel for the parties shall prepare and the parties shall execute a Merger Agreement containing provisions in accordance with this letter and such further provisions as the parties shall deem necessary or as counsel may advise, but which shall in any event be mutually approved by the parties thereto. The Merger Agreement shall contain the normal and usual representations and warranties, including those with respect to the absence of known material undisclosed liabilities, etc., as well as such others which counsel may advise.

         The Merger Agreement shall also provide that, pending the Closing, the representatives of the TCC Sub and CLTVEI shall have at all times access to the books and records of CLTVEI and of TCC, respectively, and shall receive such further information as they shall from time to time reasonably request. Any examination, inquiry or investigation conducted by such representatives shall be conducted in a reasonable manner. Should the transaction contemplated hereby not be consummated for any reason, and in any event pending the Closing, all information so acquired (unless ascertainable from public or published information) shall be kept confidential and not used for any other purpose. All documents received by either party shall be returned to the party providing the documents should the transaction not be consummated.

         The Merger Agreement shall also provide that the respective obligations of the parties shall be subject to (a) a favorable review by respective counsel of such matters as corporate status and proceedings, ownership of assets and the like; (b) the receipt of the most recent audited financial statements of TCC and CLTVEI and of any interim statements subsequently issued or prepared; (c) TCC's reports filed with the SEC showing a financial and business condition acceptable to the respective parties; and (d) the approval, if required, of all cognizant regulatory bodies.

         As a further condition, the Merger Agreement shall provide that upon the Closing the amount of unrestricted cash owned by TCC shall be not less than $800,000, which amount shall be in excess of all other assets including those required to discharge all liabilities, claims or liens in full, and exclusive of the proceeds of any exercise of any stock purchase warrants or other stock purchase rights. The preceding sentence does not modify the foregoing provision that TCC's financial condition shall be acceptable to CLTVEI.

         The Merger Agreement shall also provide that, as an inducement to CLTVEI, any person or persons holding any demand registration rights or any rights to nominate any director of TCC (other than rights arising out of the holding of voting stock) shall surrender the same and release TCC from any obligations in connection therewith.

                                Private Placement
                                -----------------

         The Closing shall be subject to the condition that there shall be an agreement in effect between TCC and Paradise Valley Securities, Inc. ("PVSI") with respect to a future private placement of securities by TCC in which PVSI will be the exclusive placement agent, such agreement to be substantially in the terms attached hereto as Exhibit 1.

                              Capitalization of TCC
                              ---------------------

         The obligations of CLTVEI under the Merger Agreement would be subject to the condition that the authorized capital stock of TCC be 200,000,000 shares of common stock, of which no more than 7,644,534 shall be outstanding at the Closing and options for the purchase of no more than 1,063,000 additional common shares), and 10,000,000 shares of preferred stock, none of which shall be outstanding, and there shall be no outstanding options, warrants, rights or commitments to acquire or issue any stock except for the options mentioned above.

                Events Subsequent to the Execution of this Letter
                -------------------------------------------------

         It  is  contemplated   that  pending  the  preparation  of  the  Merger
Agreement, the following events will occur (which are described herein as a guide to the parties and not as any limitation of the provisions of the Merger Agreement).

         1. Bridge Financing. Concurrently herewith, TCC is lending $500,000 to CLTVEI pursuant to the terms of a promissory note attached hereto as Exhibit 2. The promissory note shall be due December 31, 1997 and shall bear interest at the rate of 10% per annum.

         2. Compliance with Securities Act. TCC will prepare and distribute an appropriate offering document to each of the shareholders of CLTVEI or comply with any other applicable securities law exemption in order to comply with all federal and state securities laws and the rules and regulations promulgated thereunder with respect to the issuance to the shareholders of CLTVEI and registration (or exemption therefrom) of the TCC Stock. It is understood that all of the securities proposed to be issued by TCC will be restricted within the meaning of the federal securities laws. The parties acknowledge that they are familiar with the nature of such restrictions and with the provisions of SEC Rule 144.

         3. Exchange Act Obligations. Pending the Closing, TCC will prepare and duly file such reports and/or other documents as are required by federal and state securities laws and the rules and regulations promulgated thereunder. At the Closing, TCC and its controlling persons will deliver duly executed indemnification agreements to CLTVEI with respect thereto and, TCC's counsel will deliver their opinion to CLTVEI to the effect that such reports or other documents are in full compliance with such laws, rules and regulations, all to be in such form as counsel to CLTVEI may reasonably require.

         4. Conduct of Business. Pending the Closing, CLTVEI will conduct its business in the normal course and TCC will conduct no business.

         5. Shareholder and Director Action. TCC will accomplish such Director and/or Shareholder and other action as shall be necessary to authorize the proposed transaction.

         6. Directors of TCC. TCC will cause persons nominated by CLTVEI to constitute the entire Board of Directors of TCC immediately upon the Closing; provided that the existing Board of Directors of TCC shall have the right to appoint one nominee to the Board of Directors who shall be acceptable to CLTVEI.

                               Specific Agreements
                               -------------------

         In consideration of the substantial expenditures of time, effort and money to be undertaken by the parties in connection with the proposed transaction, it is specifically agreed that neither TCC nor CLTVEI shall from the date hereof until July 31, 1997 (provided that, in the case of any withdrawal by CLTVEI, the Bridge Financing is repaid in full), enter into or conduct any discussions with a view to any transaction in which any shares of TCC stock will be issued to any non-party or in which any non-party will acquire all or substantially all of the assets and business of CLTVEI, or CLTVEI Stock held by any of its shareholders, or any newly issued CLTVEI Stock, except upon the exercise of presently outstanding options, warrants or other rights for the TCC Stock.

         Except for the specific agreement set forth in the immediately preceding paragraph and the confidentiality provisions in the first full paragraph on page 2, this letter is intended to be, and shall be construed only as, a letter of intent summarizing our discussions to date and not as an offer to purchase any CLTVEI or TCC stock or as a merger agreement with respect to CLTVEI and the TCC Sub.

         If the foregoing is in accord with the understandings of CLTVEI, please so indicate by signing a copy of this letter and returning it to us, whereupon it shall constitute a letter of intent between the parties in accordance with its terms and the parties will instruct counsel to prepare the Merger Agreement.

                                         Very truly yours,

                                         TSUNAMI CAPITAL CORPORATION


                                         /s/ Jeffrey A. Silverman
                                         -----------------------------------
                                         Jeffrey A. Silverman, Vice President

The foregoing is confirmed
as of March 24, 1997



/s/ Dionisio Lee-Yang
Dionisio Lee-Yang, on behalf of CL Thomson-Vision
Expedition, Inc., as its President.

                                 March 24, 1997





Anthony Silverman, President
TSUNAMI CAPITAL CORPORATION
11811 N. Tatum Blvd., Suite 4040
Phoenix, Arizona  85028

Dear Mr. Silverman:

         Paradise Valley Securities, Inc. ("Paradise") desires to act as the exclusive placement agent for Tsunami Capital Corporation, a Colorado corporation (the "Company"), in connection with a private placement to be conducted by the Company shortly after the completion of the Company's merger with CL Thomson-Vision Expedition, Inc., a California corporation ("CLTVEI"). The parties hereto acknowledge the Company and CLTVEI have entered into a Letter of Intent of even date herewith and further acknowledge and agree that they have entered into this agreement based on the representations and agreements set forth in such Letter of Intent.

         Upon completion of the transactions outlined in the Letter of Intent, Paradise hereby agrees and commits, during the term of this agreement, to conduct a private placement of securities, on behalf of the Company, acting as its exclusive private placement agent, such private placement to raise minimum gross proceeds of at least $1,000,000. Such private placement would be made generally on the usual and customary terms and conditions of Paradise for private placements, however, the parties understand and agree that the specific terms and conditions of the private placement shall be subject to a separate agreement which will specify, amount other things, the security to be sold, the price at which the security shall be sold and the compensation to be paid Paradise.

         As compensation for Paradise's agreement to conduct a private placement on the Company's behalf, the Company hereby agrees upon completion of such private placement to issue to Paradise 1,200,000 shares of the Company's common stock, without par value, which number of shares will amount to 5.2% of the outstanding common stock of TCC after the merger with CLTVEI.
                                    EXHIBIT 1

Anthony Silverman, President
page 2



         The term of this Agreement shall be nine (9) months from the date hereof.

         This Agreement is entered into in order to induce CLTVEI to enter into the Letter of Intent and consummate the transactions contemplated thereby, and CLTVEI is a third-party beneficiary hereof.

         If the foregoing correctly sets forth the terms of our agreement, please execute and return to me the enclosed copy of this letter.

                                  Very truly yours,

                                  PARADISE VALLEY SECURITIES, INC.



                                  Jeffrey A. Silverman, Vice-President





AGREED TO AND ACCEPTED BY:
TSUNAMI CAPITAL CORPORATION

--------------------------------------------
Anthony Silverman, President

Dated: _____________________________________



ACCEPTED BY:

C L THOMSON-VISION EXPEDITION, INC.


------------------------------------
Dionisio Lee-Yang, President

         NEITHER THIS NOTE NOR THE SHARES ISSUABLE UPON ITS CONVERSION HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.


                                 PROMISSORY NOTE


$500,000.00                                                       March 24, 1997
                                                         Los Angeles, California

         FOR VALUE RECEIVED, CL THOMSON-VISION EXPEDITION, INC., a California corporation, promises to pay to the order of Tsunami Capital Corporation (the "Lender") at its principal office or at Lender's option via wire transfer pursuant to wire transfer instructions given by Lender to Maker prior to the due date, the sum of Five Hundred Thousand Dollars ($500,000), together with interest thereon at the rate of ten percent (10%) per annum from the date hereof until paid; provided that upon the occurrence of a Default (hereinbelow defined), interest shall accrue on the balance of any unpaid principal and accrued interest at the rate of eighteen percent (18%) per annum until such balance is paid.

         Principal and accrued interest shall be payable on December 31, 1997. This Note may be prepaid in whole or in part at any time and from time to time.

         If Maker fails to fully and timely pay the principal or the accrued interest of this Note within ten (10) days of the due date hereunder, the holder hereof will be entitled to exercise any and all rights and remedies arising under this Note or as is otherwise available at law or equity, including without limitation, at the holder's sole option, convert all or any part of this Note into shares of the Maker's common stock. No waiver of any payment or other right under this Note or any other related agreement shall operate as a waiver of any of the payments or rights.

         The  holder  hereof  may,  at any time  after  this Note is in  Default
(hereinbelow defined) and prior to January 31, 1998, convert all or a part of this Note into shares of the Maker's common stock. The number of shares of the Maker's common stock into which this Note may be converted shall be determined by dividing the principal amount of and the unpaid accrued interest under the Note by $1.00. Before any holder hereof shall be entitled to convert this Note into shares of the common stock of the Maker, he shall surrender this Note together with a duly executed written notice stating the amount of this Note to be converted and the number of shares of common stock which shall be issued upon such conversion.
                                    EXHIBIT 2

         The occurrence of any of the events specified below shall constitute a default under this Note ("Default"), and the holder of this Note may, so long as such condition exists, declare the entire principal amount and accrued interest thereon immediately due and payable, without notice to the Maker:

                  (i) Default in the payment of the principal or accrued interest of this Note when due and payable, which is not cured within ten (10) days; or

                  (ii) the institution by the Maker of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing by any such petitioner of the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Maker, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Maker in furtherance of any such action; or

                  (iii) If, within sixty (60) days after the commencement of an action against the Maker (and service of process in connection therewith on the Maker) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief, under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Maker or all orders or proceedings thereunder affecting the operations or the business of the Maker stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Maker of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Maker, such appointment shall not have been vacated.

         Maker and each surety, endorser, guarantor and any other party liable for payment of any sums due hereunder, jointly and severally waive demand for payment, presentment, protest, notice of protest and non-payment, or any other notice of default, notice of acceleration and intention to accelerate, and agree that their liability under this Note shall not be affected by any renewal or extension of the time of payment hereof, or in any indulgences, or by the failure to collect or for lack of diligence to bring a suit on this Note or any renewal hereof, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

         This Note shall be construed according to laws of the State of Arizona and any action to enforce this Note shall be commenced and maintained in any state or federal court in the State of Arizona.

         If this Note is placed in the hands of an attorney for collection after default, the Maker, as well as all persons to become liable hereon, agrees to pay, in addition to the unpaid principal and interest due hereon, all costs and reasonable attorney's fees incurred by the holder hereof in collecting or enforcing the payment of this Note.

         Time is of the essence under this Note.

                                           Maker:

                                           CL THOMSON-VISION EXPEDITION, INC.



                                           ----------------------------------
                                           Dioniso Lee-Yang, President
                                        3